EXHIBIT 21.1

                               RYDER SYSTEM, INC.

                       SUBSIDIARIES AS OF DECEMBER 1, 1999

                                                              STATE/COUNTRY OF
NAME OF COMPANY                                               INCORPORATION
---------------                                               -------------

1318359 Ontario Limited (1)                                   Canada
Associated Ryder Capital Services, Inc.                       Florida
Companhia Transportadora e Comercial Translor                 Brazil
Disposition Holding Corp.                                     Florida
Far East Freight, Inc.                                        Florida
Forrest Rental Services Limited                               England
Globe Master Insurance Company                                Vermont
Manufacturing Holding Corp.                                   Florida
Mitchell Self Drive Limited                                   England
Network Vehicle Central, Inc.                                 Florida
Northern Carriers, Inc.                                       Illinois
Phaseking Limited                                             England
Road Master, Limited                                          Bermuda
RSI Acquisition Corp.                                         Delaware
RSI Holding B.V.                                              Netherlands
RSI Purchase Corp.                                            Delaware
RTR Leasing I, Inc.                                           Delaware
RTR Leasing II, Inc.                                          Delaware
Rycom II, LLC                                                 Delaware
Ryder Airport Operations Corp.                                Florida
Ryder Argentina S.A.                                          Argentina
Ryder Capital S.A. de C.V.                                    Mexico
Ryder Capital Services Corporation                            Delaware
RYDERCORP                                                     Florida
RYDERCORP, Inc.                                               Delaware
Ryder de Mexico S.A. de C.V.                                  Mexico
Ryder Dedicated Capacity, Inc.                                Tennessee
Ryder Dedicated Logistics, Inc.                               Delaware
Ryder Dedicated Logistics Limited                             England
Ryder Deutschland GmbH                                        West Germany
Ryder Distribution Services Limited                           England
Ryder do Brasil Ltda.                                         Brazil
Ryder Driver Leasing, Inc.                                    Florida
Ryder Energy Distribution Corporation                         Florida
Ryder (Europe) Limited                                        England
Ryder FleetProducts.com, Inc.                                 Tennessee
Ryder Funding LP                                              Delaware
Ryder Holding, LLC                                            Delaware
Ryder Integrated Logistics Limited                            England
Ryder Integrated Logistics, Inc. (2) (3)                      Delaware
Ryder International Acquisition Corp.                         Florida

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Ryder International, Inc.                                     Florida
Ryder Lease Co. II, Inc.                                      Florida
Ryder Mexicana, S.A. de C.V.                                  Mexico
Ryder Netherlands B.V.                                        Netherlands
Ryder Pension Fund Limited                                    England
Ryder Plc                                                     England
Ryder Polska Sp. z o.o.                                       Poland
Ryder Puerto Rico, Inc.                                       Delaware
Ryder Realty, Inc.                                            Delaware
Ryder Services Corporation (4)                                Florida
Ryder Servicios do Brasil Ltda.                               Brazil
Ryder Servicios S.A. de C.V.                                  Mexico
Ryder St. Louis Redevelopment Corporation                     Missouri
Ryder System B.V.                                             Netherlands
Ryder System Holdings (UK) Limited                            England
Ryder System Limited                                          England
Ryder Transport Services Limited                              England
Ryder Transportation Limited                                  England
Ryder Truck Rental, Inc. (5)                                  Florida
Ryder Truck Rental I LLC                                      Delaware
Ryder Truck Rental II LLC                                     Delaware
Ryder Truck Rental III LLC                                    Delaware
Ryder Truck Rental I LP                                       Delaware
Ryder Truck Rental II LP                                      Delaware
Ryder Truck Rental Canada Ltd. (6)                            Canada
Ryder Truck Rental Limited                                    England
Ryder Truck Rental LT                                         Delaware
Ryder Truckstops, Inc.                                        Florida
Ryder Vehicle Lease Trust 1998-A                              Delaware
Ryder Vehicle Leasing & Sales Corp.                           Barbados
Ryhert Holding, Inc.                                          Delaware
Rymar Holding, Inc.                                           Delaware
Rynew II, Inc.                                                Delaware
Saunders Leasing System of Canada Limited - BEING DISSOLVED   Canada
Spring Hill Integrated Logistics Management, Inc.             Delaware
Surplus Property Holding Corp.                                Florida
Tandem Transport, L.P.                                        Georgia
Truck Transerv, Inc.                                          Delaware
Unilink Contract Hire Limited                                 England
UniRyder Limited                                              England
United Contract Hire Limited                                  England
Westside Corporate Center, Inc.                               Florida

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

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(1)    Ontario, Canada: D/B/A RYDER GROCERY SERVICES

(2) California, Delaware, Iowa, North Dakota, North Carolina, Virginia, Texas, Utah: D/B/A TRIANGLE SERVICES CORPORATION

(3) Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Virginia and Washington: D/B/A LOGICORP.

       Florida:  d/b/a UniRyder

(4)    Ohio and Texas: D/B/A RYDER CLAIMS SERVICES CORPORATION

(5) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: D/B/A RYDER TRANSPORTATION SERVICES

       Maryland and Virginia: D/B/A RYDER/JACOBS

       Michigan: D/B/A ATLAS TRUCKING, INC.

       Michigan: D/B/A RYDER ATLAS OF WESTERN MICHIGAN

(6)    French Name: Location de Camions Ryder du Canada Ltee.

       Canadian Provinces: Ryder Integrated Logistics
                           Ryder Dedicated Logistics
                           Ryder Canada

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